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                                                             Page 40 of 87 Pages

                                                                       Exhibit 2

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                                     FINAXA



         The names of the Members of the Conseil d'Administration and of the Executive Officers of Finaxa and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of Finaxa at 23, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Finaxa and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
-----------------------         ----------------------------
*  Claude Bebear                Chairman and Chief Executive Officer; Chairman
   AXA                          of the Supervisory Board, AXA
   25, avenue Matignon
   75008 PARIS

*  Henri de Castries            Vice Chairman of the Board of Directors;
   AXA                          Chairman of the Management Board, AXA; Chairman
   25, avenue Matignon          of the Board, AXA Financial, Inc.
   75008 PARIS

*  Jean-Rene Fourtou            Member of the Supervisory Board, AXA; Chairman
   Vivendi Universal            and CEO, Vivendi Universal (global media and
   42 avenue Friedland          communications company); Vice Chairman of the
   75008 Paris                  Management Board, Aventis; Chairman of the
                                Management Board, Vivendi Environment and Group
                                Canal+



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                                                             Page 41 of 87 Pages


Name, Business Address            Present Principal Occupation
-----------------------           ----------------------------
*  Henri Hottinguer(1)            Chairman of the Supervisory Board, Credit
   Financiere HOTTINGUER          Suisse Hottinguer Paris (banking) and Emba NV
   43, rue Taitbout               (Netherlands); Vice Chairman and Executive
   75009 PARIS                    Officer, Financiere Hottinguer; Vice Chairman,
                                  Gaspee (Switzerland)

*  Paul Hottinguer(2)             Chairman and Chief Executive Officer,
   Financiere HOTTINGUER          Financiere Hottinguer (banking)
   43, rue Taitbout
   75009 PARIS

*  Henri Lachmann                 Chairman and Chief Executive Officer,
   SCHNEIDER Electric Industries  Schneider Electric Industries
   43-45, bd Franklin Roosevelt   (electric equipment)
   92504 Rueil Malmaison

*  Christian Manset               Chairman and Chief Executive Officer,
   Compangnie Financiere Ottomane Compagnie Financiere Ottomane
   7, rue Meryerbeer
   75009 PARIS

*  Gerard de La Martiniere        Senior Executive Officer; Member of the
   AXA                            Management Board and Chief Financial Officer,
   25, avenue Matignon            AXA
   75008 PARIS

*  Michel Francois Poncet         Vice Chairman of the Board of Directors and
   BNP PARIBAS                    President, BNP Paribas (Switzerland)
   3, Rue d'Antin                 (banking); Vice Chairman, Pargesa Holding
   75002 PARIS                    (Switzerland)


----------
(1)   Citizen of Switzerland
(2)   Citizen of Switzerland


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                                                             Page 42 of 87 Pages


Name, Business Address            Present Principal Occupation
-----------------------           ----------------------------
* Pierre de Waziers               General Manager, Societe Gramond (business
  Societe Gramond                 consulting)
  8 rue Sainte Lucie
  75015  Paris

----------
*    Member, Conseil d'Administration


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